SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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NEWMARK VENTURES INC.

(Name of Registrant as Specified In Its Charter)

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NEWMARK VENTURES INC.

Suite 440- 375 Water Street
Vancouver, B.C. V6B 5C6
(604) 725-4160

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

November 19, 2004

To the Stockholders of Newmark Ventures Inc.:

The attached Information Statement is being delivered by Newmark Ventures Inc. ("Corporation") in connection with the approval by the holders of a majority of our voting stock of certain corporate action and an amendment to the Corporation's certificate of incorporation, specifically to permit the Corporation's board of directors to consolidate the Corporation's share capital on an up to eight to one (8-1) basis and to amend our certificate of incorporation to increase the Corporation's share capital from 25,000,000 authorized common shares par value $0.001 to 100,000,000 authorized common shares par value $0.001.

This Information Statement is first being mailed to stockholders on or about November 22, 2004. We anticipate that the corporate action and the amendment to our certificate of incorporation will become effective on or after December 13, 2004.

On November 4, 2004, the Corporation's board of directors approved a resolution calling on the stockholders of the Corporation to authorize the board of directors to consolidate the Corporation's share capital and to amend the Corporation's certificate of incorporation with the Delaware Secretary of State. On November 4, 2004, the holders of a majority of the outstanding shares of the Corporation's common stock entitled to vote thereon executed a written consent in accordance with the provisions set forth in Section 228 of the General Corporation Law of the State of Delaware and Article I, Section 7 of the Corporation's bylaws to approve the consolidation and to adopt the amendment to the Corporation's certificate of incorporation.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes the consolidation of the Corporation's share capital and the amendment to our certificate of incorporation.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Thank you for your continued interest in and support of Newmark Ventures Inc.

By Order of the Board of Directors

/s/ Roderick Shand
Roderick Shand
Chief Executive Officer

NEWMARK VENTURES INC.
Suite 440- 375 Water Street
Vancouver, B.C. V6B 5C6
(604) 725-4160

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about November 22, 2004 to all stockholders of record of Newmark Ventures Inc., a Delaware corporation ("Corporation"), as of the close of business on November 4, 2004. It is being furnished in connection with the effect of certain corporate action and the adoption of an amendment to the Corporation's certificate of incorporation approved by written consent of the holders of a majority of the outstanding shares of common stock. We anticipate that the approved action and amendment will become effective on or after December 13, 2004. A copy of the amendment to our certificate of incorporation is attached to this document as Exhibit A.

On November 4, 2004, the Corporation's board of directors adopted a resolution proposing and declaring advisable certain corporate action and an amendment to the Corporation's certificate of incorporation. Specifically, the board of directors proposed that the Corporation consolidate the Corporation's share capital on an up to eight to one (8-1) basis and amend the Corporation's certificate of incorporation with the Delaware Secretary of State to permit an increase in the Corporation's authorized share capital from 25,000,000 common shares par value $0.001 to 100,000,000 common shares par value $0.001.

On November 4, 2004 a consolidation and amendment were approved by the written consent of holders of a majority of the issued and outstanding shares of the Corporation's common stock entitled to vote thereon in accordance with the provisions set forth in Section 228 of the General Corporation Law of the State of Delaware and Article I, Section 7 of the Corporation's bylaws. Our board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the consolidation and amendment to eliminate the cost and delay involved in holding a special meeting of the Corporation's stockholders and to consolidate our share capital and amend our certificate of incorporation in a timely manner.

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is November 4, 2004. As of the record date, we had 14,640,046 shares of common stock issued and outstanding and entitled to vote on the action and amendment, with each share of common stock entitled to one vote. The holders of 7,820,924 shares of the issued and outstanding common stock, representing approximately 53.4% of the votes entitled to be cast with regard to the action and amendment, approved the changes by written consent.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, a consolidation and amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to the Corporation's stockholders. We anticipate that a consolidation and amendment will become effective on or after December 13, 2004 upon filing with the Delaware Secretary of State.

There will not be a meeting of stockholders and none is required under the Delaware General Corporation Law because this action has been approved by written consent of the holders of a majority of the outstanding shares of our voting common stock. Under Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice.

EIGHT TO ONE CONSOLIDATION

The Corporation's board of directors and the stockholders holding a majority of the voting power of its common stock have approved the consolidation of the Company's capital structure on an up to eight (8) to one (1) basis which reduction would reduce the Corporation's issued and outstanding shares as of November 4, 2004 from fourteen million six hundred and forty thousand and forty six (14,640,046) to one million eight hundred and thirty thousand and five (1,830,05). A determination of the ratio of consolidation up to eight (8) to one (1) will be decided prior to December 13, 2004 by the Corporation's board of directors.

REASONS FOR THE REVERSE SPLIT

The primary purpose of a reverse stock split is to combine the outstanding shares of common stock so that the common stock outstanding after the reverse split trades at a significantly higher price per share than it did before the reverse split.

The closing bid price for the common stock on November 4, 2004, was $0.85 per share. The Over the Counter Bulletin Board does not require any minimum share price for shares to be quoted on it. However, the Corporation believes that such a low quoted market price per share

- may discourage potential new investors,
- increases market price volatility and
- reduces the liquidity of the common stock.

The Corporation believes that the current per share price level of our common stock has reduced the effective marketability of the shares because many leading brokerage firms are reluctant to recommend low priced stock to their clients. Some investors view low-priced stock as unattractive because of the greater trading volatility sometimes associated with these stocks. In addition, a variety of brokerage house policies and practices relating to the payment of brokerage commissions make the handling of low priced stocks unattractive to brokers from an economic standpoint.

In addition, since brokerage commissions on low-priced stock are generally higher as a percentage of the stock price than commissions on higher priced stock, the current share price of the common stock means that stockholders are paying higher transaction costs than they would pay if the share price were substantially higher. The relatively high commission costs also may limit the willingness of institutions to purchase the common stock at its current low share price.

For all the above reasons, the Corporation believes that a reverse stock split is in the best interests of both the Corporation and its stockholders. The Corporation expects that after a reverse stock split, the common stock will trade at a price significantly higher than the current market price of the common stock. However, the Corporation cannot give any assurance that it will trade at ten times the market price before the reverse stock split.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the consolidation. The Corporation has obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve the consolidation is unnecessary and will not take place for this purpose.

ABSENCE OF DISSENTERS' RIGHTS

No dissenters' or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the consolidation.

INCREASE IN SHARE CAPITAL TO 100,000,000 AUTHORIZED COMMON SHARES

The Corporation's board of directors and the stockholders holding a majority of the voting power of its common stock have approved an increase in the number of the Corporation's authorized common stock from 25,000,000 to 100,000,000 without any change in the par value of $0.001 by means of an amendment to the Corporation's certificate of incorporation. The increase in share capital to 100,000,000 authorized common shares will become effective upon the filing of an amendment to the Corporation's certificate of incorporation with the Delaware Secretary of State, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders. The increase in the number of authorized common stock will have no affect upon the holders of common stock, except to provide the Corporation with increased flexibility in its ability to issue shares, raise capital or acquire new businesses or properties.

REASONS FOR THE INCREASE IN AUTHORIZED COMMON STOCK

The Corporation's certificate of incorporation presently authorize the issuance by the Corporation of up to 25,000,000 shares of common stock, par value $0.001 per share. As of the record date there were 14,640,046 common shares issued and outstanding, leaving a balance of 10,359,954 shares of common stock authorized and available for issuance.

Due to the limited number of shares of common stock available to be issued, the holders of a majority of the Corporation's common stock have approved an amendment to the Corporation's certificate of incorporation pursuant to which the number of shares of common stock which the Corporation will be authorized to issue will be increased from 25,000,000 par value $0.001 to 100,000,000 par value $0.001. The additional shares of common stock, when issued, would have the same rights and privileges as the shares of common stock now issued. There are no pre-emptive rights relating to the common stock. Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Corporation by making it more difficult or costly. We are not aware of anyone seeking to accumulate common stock or to obtain control of the Corporation, and have no present intention to use the additional authorized shares to deter a change in control.

Although the Corporation does not presently have any definitive commitments regarding the issuance of additional shares of common stock, the board of directors believes that it will need to do so in the future. The board of directors believes that the increase in the authorized common stock will provide the Corporation with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of common stock available will give the Corporation the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Corporation of the flexibility the board of directors views as important in facilitating the effective use of the Corporation's common stock. Except as otherwise required by applicable law and regulations, authorized but unissued shares of common stock may be issued at such time, for such purpose and for such consideration as the board of directors may determine to be appropriate, without further authorization by stockholders.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment to the Corporation's certificate of incorporation. The Corporation has obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of its common stock. Therefore, an extraordinary meeting of the stockholders to approve the name change and the amendment to the certificate of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this Information Statement as Exhibit A.

ABSENCE OF DISSENTERS' RIGHTS

No dissenters' or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Corporation's common stock as of November 4, 2004 with respect to: (i) each person known to the Corporation to be the beneficial owner of more than five percent of the Corporation's common stock; (ii) all directors; and (iii) directors and executive officers of the Corporation as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of November 4, 2004 there were 14,640,046 shares of common stock issued and outstanding.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock ($0.001 par value)	Roderick Shand President/Chief Executive Officer/Director Suite 440-375 Water Street Vancouver, BC V6B 5C6	0	0%
Common Stock ($0.001 par value)	Paul Bains Secretary Officer/Director Vancouver, B.C.	0	0%
Common Stock ($0.001 par value)	Centrum Bank AG Postfach 1168 FL 9490 Vaduz lietchenstein	1,000,000	6.83%
Common Stock ($0.001 par value)	Avtar Thind C/O Suite 440-375 Water Street Vancouver, BC V6B 5C6	1,000,000	6.83%
Common Stock ($0.001 par value)	Pia Athayde 204 -750 Kenaston BLVD Winnipeg, Manitoba R3N 1Y3	817,242	5.58%
Common Stock ($0.001 par value)	Directors and Executive Officers as a Group (2)	0	0%

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to be made to the Corporation's certificate of incorporation or in any action covered by the related resolution adopted by the board of directors, which is not shared by all other stockholders.

ADDITIONAL INFORMATION

Additional information concerning the Corporation, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

NEWMARK VENTURES, INC.

By Order of the Board of Directors

By: /s/ Roderick Shand
Roderick Shand, Chief Executive Officer

Vancouver, British Columbia, Canada
November 19, 2004